Establishing a path towards PREMIUM T h r o u g h S u s t a i n a b l e G r o w t h … FOURTH QUARTER 2023 INVESTOR UPDATE February 20, 2024 Exhibit 99.2

Cautionary Statement and Other Disclaimers 2 This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation and the oral statements made in connection herewith include statements about capital investments (including with respect to incremental capital opportunities, deployment of capital, renewables projects, and financing of such projects), the timing of and projections for upcoming rate cases for CenterPoint and its subsidiaries, the timing and extent of CenterPoint's recovery, including with regards to its generation transition plans and projects, mobile generation spend, projects included in CenterPoint's Natural Gas Innovation Plan, and projects included under its 10-year capital plan, the extent of anticipated benefits of new legislation, the pending sale of our Natural Gas businesses in Louisiana and Mississippi, future earnings and guidance, including long-term growth rate, customer charges, operations and maintenance expense reductions, financing plans (including the timing of any future equity issuances, securitization, credit metrics and parent level debt), the timing and anticipated benefits of our generation transition plan, including our exit from coal and our 10-year capital plan, the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, tax planning opportunities, future financial performance and results of operations, including with respect to regulatory actions and recoverability of capital investments, customer rate affordability, value creation, opportunities and expectations, expected customer growth, and sustainability strategy, including our net zero and carbon emissions reduction goals. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, but are not limited to, risks and uncertainties relating to: (1) CenterPoint Energy’s business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the announced sale of our Natural Gas businesses in Louisiana and Mississippi, and the completed sale of Energy Systems Group, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand; (3) CenterPoint Energy’s ability to fund and invest planned capital, and the timely recovery of its investments; (4) financial market and general economic conditions, including access to debt and equity capital, inflation, interest rates and instability of banking institutions and their effect on sales, prices and costs; (5) continued disruptions to the global supply chain and increases in commodity prices; (6) actions by credit rating agencies, including any potential downgrades to credit ratings; (7) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to Houston Electric’s mobile generation and the February 2021 winter storm event; (8) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon, waste water discharges and the handling of coal combustion residuals, among others, and CenterPoint Energy’s net zero and carbon emissions reduction goals; (9) the impact of pandemics, including the COVID-19 pandemic; (10) the recording of impairment charges; (11) weather variations and CenterPoint Energy’s ability to mitigate weather impacts, including approval and timing of securitization issuances; (12) changes in business plans; (13) CenterPoint Energy’s ability to execute on its initiatives, targets and goals, including its net zero and carbon emissions reduction goals and operations and maintenance goals; and (14) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such reports and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, the Company also provides guidance based on non-GAAP income and non-GAAP diluted earnings per share and also provides non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”). Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. Please refer to the Appendix for detailed discussion of the use of non-GAAP financial measures presented herein.

OUR PREMIUM VALUE PROPOSITION AND CONTINUING TRACK RECORD OF EXECUTION

CenterPoint Energy

	Long-Term Strategic Objectives	2023 YE Updates
Consistent, Sustainable Growth for Our Investors	Targeting industry-leading non-GAAP EPS annual growth of 8% in 2024 and at the mid-to-high end of 6-8% annually thereafter through 2030[1]; targeting DPS growth in line with non-GAAP EPS growth	Delivered 9% non-GAAP EPS growth for the third consecutive year in 2023
	Targeting industry-leading rate base growth of 10% through 2030; 10-year capital investment plan[2] as of Q3 was $43.9B through 2030	Increased capital investment plan[2] this quarter by ~$600M to a total capital plan of $44.5B
Resilient, Reliable, & Affordable Energy for Customers	Maintaining balance sheet health; long term FFO/Debt[3] target of 14%-15% through 2030	Delivered 14% FFO/Debt[3] even with investments in anticipation of asset recycling
	Efficiently funding robust capital investment plan with asset recycling proceeds[4] and equity or equity-like proceeds of $250M annually through 2030	Announced sale of Louisiana and Mississippi LDCs at ~32x[5] 2023 earnings
	Seeking to keep rates affordable through 1-2% O&M reductions[6], securitization rolling of or extending cost recovery[7], and robust annual customer growth[8]	Delivered 2%[9] reduction of O&M since 2020 despite pulling forward work
Positively Impacting our Communities	Targeting Net Zero for Scope 1 and Scope 2 emissions by 2035[10] and also 20% - 30% reduction of Scope 3 emissions by 2035[10]	Retired A.B. Brown coal facility in Q3; filed 2nd IRP

Note: Refer to slide 2 for information on forward-looking statements and slides 18-20 and 22 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS.

(1) Refers to non-GAAP EPS annual growth rate for 2022A – 2030E
(2) Refers to 10-year capital plan from 2021A-2030E
(3) Consistent with Moody's methodology; Adjusted for TX Securitization; FFO/Debt is a non-GAAP measure. Refer to slide 20 for a reconciliation of non-GAAP measure to GAAP measure
(4) Refers to proceeds received from the anticipated sale of Louisiana and Mississippi natural gas LDCs
(5) Subject to a true-up at transaction close
(6) O&M average annual reduction target includes Electric and Natural Gas business, excludes utility costs to achieve, severance costs and amounts with revenue offsets
(7) Securitization includes CEHE transition bonds ending by 2024 and SIGECO securitization bonds
(8) Internal projection through 2030
(9) 2% per year on average; Includes the sale of Arkansas and Oklahoma LDCs
(10) See Net Zero disclaimer on slide 22. Scope 3 estimates exclude the emissions of transport customers and emissions related to upstream extraction

3

FY 2023 v FY 2022 Non-GAAP EPS(1) Primary Drivers Note: Refer to slide 22 for information on non-GAAP EPS assumptions. (1) Refer to slide 18 and slide 19 for reconciliation of non-GAAP measures to GAAP measures (2) Primarily driven by favorable one-time tax benefits, other miscellaneous revenues, and AFUDC 4 FY 2022 Non-GAAP EPS FY 2023 Non-GAAP EPS Growth and Rate Recovery Weather / Usage Ongoing Cost Management & Interest Expense Other Electric  $0.04 Growth ▲ $0.20 Rate Recovery Gas  $0.02 Growth  $0.04 Growth Electric  $0.03 Weather Gas  $0.03 Weather  $0.02 Usage Interest Expense  $0.27 O&M ▲ $0.01 $0.10 Other(2)

Increases in Customer-Driven Investments 5 Capital 10-Year Plan (2021A – 2030E)(1) ~$44.5B ($4B+) 2023 Revised Plan Rate Base 10-Year Ending (2030E) ~$41B ($4B+) $37B+ 2023 Revised Plan 2021 Analyst Day +~11% 2021 Analyst Day $40B+ ~67% ~33% $40B+ Rate Base by 2030E ~$27B by 2030 ~$14B by 2030 Rate Base Projection 2030E Note: Refer to slide 2 for information on forward-looking statements. (1) Refers to capital plan from 2021A to 2030E. +~11% Gas Electric Continued bias towards dual fuel and larger jurisdictions

Louisiana and Mississippi Sale….

CenterPoint Energy

Transaction Highlights

- ✓ Efficiently recycle capital, upside for additional
- ✓ Supports balance sheet optimization
- ✓ Signals continued demand for U.S. gas LDC's
- ✓ Aligns with the continued execution of our plan

Key Transaction Terms

- Gross Purchase Price: ~$1,200 million
- Net Purchase Price: ~$1,000 million
  - 1.55x of 2023 rate base[1]
  - ~32x of 2023 earnings[2]
- Buyer: Bernhard Capital
- Anticipated transaction close: By end of Q1 2025

2025 Utility Mix (post sale)



Gas
34%
Electric
66%

Proceeds Calculation ($ in millions)

Gross Purchase Price		~$1,200
Taxes[3] and transaction costs		~$200
Net Proceeds	~$	1,000

….Targeting Our 4th Efficient Recycling of Capital over the last 3 years

Note: Refer to slide 2 for information on forward-looking statements. Based on forecasted year-end rate base
(1) 2023 year-end rate base of approximately $800 million, inclusive of North and South Louisiana and Mississippi
(2) Represents reported estimated earnings for 2023 on a standalone basis of $25.7MM. Subject to a true-up at transaction close
(3) Assumes blended tax rate of 23.5%, inclusive of state taxes

6

Rate Case Snapshot 7 Debt TX Gas (Docket 15513) MN Gas (Docket 23-173) IN Electric (Docket 45990) October 30, 2023 November 1, 2023 December 5, 2023 June 30, 2023 Forward test year: 2024 & 2025 Forward test year: 2025 2024: $37.4M(1) 2024: $84.6M 2025: $51.8M 2024: $42.1M 2025: $24.5M 2026: $52.1M Requested: 60.61%/ 10.5% Authorized: 55.5%/ 9.64% Requested: 52.5%/ 10.3% Authorized: 51.0%/ 9.39% Requested: 48.28%(2)/ 10.4% Authorized: 43.5%/ 10.4% Requested: 39.39%/ 4.78% Authorized: 44.5%/ 5.9% Requested: 47.5%/ 4.49% Authorized: 49.0%/ 4.09% Requested: 39.50%/ 5.12% Authorized: 56.5%/ 6.25% N/A Effective as of 1/1/2024 Based on Rev. Req. of $68.7 Phase I Rates: Estimated to be in effect late Q3 / early Q4 ‘24 Interim Rates Key Dates Revenue Request Equity Layer / ROE Date Filed Test Year End ✓ ✓ ✓ Note: Refer to slide 2 for information on forward-looking statements. (1) Errata filed on December 19, 2023 with an updated revenue request of ~$38.8M (2) Equity % net of cost-free capital and other capital of 11.90% and 0.32%, respectively 04/10-12/24: TX(G) Hearing 6/25/24:TX(G) Final Order Q4 2024: IN(E) Final Order 7/1/25: MN(G) Final Order Houston Electric to file by March 9, 2024 2024 2025

Q4 2023 v Q4 2022 Non-GAAP EPS(1) Primary Drivers Note: Refer to slide 22 for information on non-GAAP EPS assumptions and non-GAAP measures. (1) Refer to slide 18 and slide 19 for reconciliation of non-GAAP measures to GAAP measures (2) Offset by favorable impact due to removal of dividend associated with the now redeemed Series A Preferred (3) Primarily driven by favorable one-time tax benefits, AFUDC, and other miscellaneous revenues Growth and Rate Recovery Ongoing Cost Management & Interest Expense Weather / Usage Electric  $0.01 Growth ▲ $0.03 Rate Recovery Gas  $0.01 Growth Electric  $0.01 Weather  $0.01 Usage Gas  $0.03 Usage  $0.02 Weather Other $0.06 Other(3) 8 Interest Expense  $0.05(2) O&M ▼ $0.01 Q4 2022 Non-GAAP EPS Q4 2023 Non-GAAP EPS $0.06 $0.06

Capital Expenditures by Segment…. 4Q FY FY 5-YR 10-YR 2023 2023 2024E(3) Plan Plan Electric (4) ~$0.6B ~$2.7B $~2.2B $13.7B ~$29B Natural Gas ~$0.3B ~$1.7B ~$1.4B $7.5B ~$15.3B Corporate and Other ~$5MM ~$11MM ~14MM $0.1B $0.2B Total Capital Expenditures ~$0.9B ~$4.3B (was $4.2B) ~$3.7B ~$21.3B (was $21.2B) ~$44.5B (was $43.9B) Note: Refer to slide 2 for information on forward-looking statements. (1) Refers to capital plan from 2021A to 2025E (2) Refers to capital plan from 2021A to 2030E (3) Represents 2024 capital estimated as of 12/31/2023 (4) Includes incremental and accelerated investments in 2021 and 2022 related to capital leases for temporary emergency mobile generation units Current 5-Yr Plan(1) 10-Yr Plan(2) Through 2030 Continued Incremental Capital Opportunities • Increased & accelerated C&I electrification • Accelerated EV adoption • Resiliency investments at Houston Electric ….Executed year 3 of plan and increased capital plan 9

FFO / Debt - Moody’s methodology(1) Q1 2023 Q2 2023 Q3 2023 Q4 2023 14.2% 13.9% 14.3% 14.0% Continued Focus on Balance Sheet Strength 10 ….and mitigating exposure to floating interest rates Floating Rate Exposure Note: Refer to slide 2 for information on forward-looking statements. (1) Based on Moody’s methodology with certain adjustments noted on slide 20; target based on plan assumptions; See slide 20 for reconciliation to nearest GAAP measures and slide 22 for information regarding non-GAAP EPS assumptions and non-GAAP measures Target 14% - 15% FFO/Debt Thru 2030… Reduced Floating Rate Exposure by nearly 58%... $2.5 $2.0 $2.4 $1.8 $1.9 $1.9 $0.5 $0.1 $0.1 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 ~10% of total $2.6B CERC CNP SIGECO B a la n c e ( $ i n B ill io n s ) $4.5B Upcoming Maturities 2024 2025 2026 CNP (Parent) Floating Rate Sr. Notes @ 5.99% $350M $ - $ - Senior Notes @ 2.50% $500M $ - $ - Senior Notes @ 1.45%, 5.25% $ - $ - $900M Convertible Senior Notes @ 4.25% $ - $ - $1,000M CEHE General Mortgage Bonds @ 2.40% $ - $ - $300M CERC Private Placement Notes @ 5.02% $ - $ - $60M IGC Senior Notes @ 6.53% $ - $10M $ - SIGECO First Mortgage Bonds @ 3.5% $23M $ - $ - First Mortgage Bonds @ 3.45% $ - $41M $ - Total $873M $51M $2,260M

Contacts Jackie Richert Vice President Corporate Planning, Investor Relations and Treasurer Tel. (713) 207 – 9380 jackie.richert@centerpointenergy.com Ben Vallejo Director Investor Relations and Corporate Planning Tel. (713) 207 – 5461 ben.vallejo@centerpointenergy.com General Contact Tel. (713) 207 – 6500 https://investors.centerpointenergy.com/contact-us 11

Appendix 12

Average Monthly CEHE Charges (per 1,000 kWh) Customer Affordability Houston Electric Rates (Based on new capital plan) Customer Growth Structural Headroom O&M Discipline Effective Rates Future Expected Bill Mitigants 1-2% annual customer growth CEHE’s Securitization bonds ending(2) ~4% reduction of vol. charge (2024) 1-2% O&M average reduction per year(3) ….Executing capital plan while working to keeping rates affordable Nearly flat charges on customer bills over the last 10 years at Houston Electric ~2.8% average annual inflation rate for that same period Note: Refer to slide 2 for information on forward-looking statements. (1) As of December 31, 2023 (2) Refers to Houston Electric’s securitization bonds; One tranche of transition bonds remain, with a scheduled final payment date in 2024 (3) Projections based on internal forecast and are based on annual targets 13 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 ~$49 ~$49(1)

Capital Plan & Regulatory Mechanisms

Over 80%

of 10-year Capital Plan expected to be recoverable through interim mechanisms



Traditional rate case ~5%
Rate case with forward test year ~10%
Interim mechanisms with CPCN required (1) ~5%
Interim Mechanisms (2) ~80%

Regulatory Highlights	Stakeholder Benefits
Existing Mechanisms for timely recovery of major storm costs	Reasonable cost recovery minimizes customer impact and earnings volatility
Winter storm cost almost fully recovered in all impacted states[3]	Reasonable cost recovery minimizes customer impact and earnings volatility
Generation transition proceedings in Indiana on plan	Cleaner energy transition good for communities

….No big bets with recovery through established regulatory mechanisms

Note: Refer to slide 2 for information on forward-looking statements.

(1) Includes capital expenditures that are expected to be recovered through interim mechanisms but requires approval of Certificate of Public Convenience and Necessity
(2) Includes capital expenditures that are expected to be recovered through interim mechanisms and riders. Excludes capital expenditures that require approvals for Certificate of Public Convenience and Necessity
(3) Refers to CenterPoint's recovery of extraordinary gas costs associated with Winter Storm Uri

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Weather and Throughput Data Note: Data as of 12/31/2023. (1) End of period number of metered customers (2) As compared normal weather for service area; Normal weather is based on past 10-year weather in service area (3) Only pertains to HDD Electric Natural Gas 4Q 2023 4Q 2022 2023 vs 2022 T h ro u g h p u t (i n G W h ) Residential 4,975 6,755 (26)% Total 19,068 22,529 (16)% M e te re d C u s to m e rs (1) Residential 2,588,510 2,534,730 2% Total 2,916,028 2,858,203 2% W e a th e r v s N o rm a l (2) Cooling Degree Days (37) 10 (47) Heating Degree Days (18) 64 (82) Houston Cooling Degree Days (39) 13 (52) Houston Heating Degree Days (4) 62 (66) 4Q 2023 4Q 2022 2023 vs 2022 T h ro u g h p u t (i n B c f) Residential 61 74 (18)% Commercial and Industrial 110 117 (5)% Total 171 191 (10)% M e te re d C u s to m e rs (1) Residential 4,010,113 3,964,221 1% Commercial and Industrial 303,841 301,834 1% Total 4,313,954 4,266,055 1% W e a th e r v s N o rm a l (2) Heating Degree Days (205) 34 (239) Texas Heating Degree Days (3) 72 (75) 15 Margin Sensitivities CEHE IE TX Gas(3) Per HDD / CDD $50k - $70k $20k - $30k $30k - $40k

Regulatory Schedule Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec TX (E) IN (E) TX (G) MN (G) N. IN (G) OH (G) S. IN (G) LA (G) MS (G) No Rate Case Planned Until Post-2025 No Rate Case Planned Until Post-2025 ROE / Equity Ratio ’23 Rate Base(2) 9.40% / 42.5% $12.0B 10.40% / 43.5% $2.0B 9.64% / 55.5%(1) $2.0B 9.39% / 51.0% $2.0B 9.80% / 46.8% $2.0B N/A / 51.1% $1.0B 9.70% / 46.2% $0.6B 9.95% / 52.0% $0.4B 9.75% / 50.0% $0.3B Total = $22.3B Upcoming Rate Case Activity No Rate Case Planned Until Post-2025 No Rate Case Planned Until Post-2025 GRC GRC GRC 16 Note: Refer to slide 2 for information on forward-looking statements. TCOS – Transmission Cost of Service; DCRF – Distribution Cost Recovery Factor CPCN – Certificate of Public Convenience and Necessity (1) TX Gas regulatory metrics reflect jurisdictional average (2) Represents the latest available information, may differ slightly from regulatory filings GRC General Rate Case GRC Phase 1 Rates GRC

Generation Project Timeline 17Note: Refer to slide 2 for information on forward-looking statements.

Reconciliation: Income (Loss) and Diluted Earnings (Loss) per share to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance

CenterPoint Energy

	Quarter Ended March 31, 2023		Quarter Ended June 30, 2023		Quarter Ended September 30, 2023		Quarter Ended December 31, 2023		Year-to-Date December 31, 2023	
	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS (1)
Consolidated income (loss) available to common shareholders and diluted EPS	$ 313	$ 0.49	$ 106	$ 0.17	$ 256	$ 0.40	$ 192	$ 0.30	$ 867	$ 1.37
ZENS-related mark-to-market (gains) losses:										
Equity securities (net of taxes) (2)(3)	(31)	(0.05)	25	0.04	(39)	(0.06)	20	0.03	(25)	(0.04)
Indexed debt securities (net of taxes) (2)	31	0.05	(27)	(0.04)	37	0.06	(20)	(0.03)	21	0.03
Impacts associated with mergers and divestitures (net of taxes) (2)(4)	1	0.00	74	0.12	2	-	12	0.02	89	0.14
Consolidated on a non-GAAP basis	$ 314	$ 0.50	$ 178	$ 0.28	$ 256	$ 0.40	$ 204	$ 0.32	$ 952	$ 1.50

(1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
(2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS
(3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
(4) Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture

18

Reconciliation: Income (Loss) and Diluted Earnings (Loss) per share to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance

CenterPoint Energy

	Quarter Ended March 31, 2022		Quarter Ended June 30, 2022		Quarter Ended September 30, 2022		Quarter Ended December 31, 2022		Year-to-Date December 31, 2022	
	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS (1)
Consolidated income (loss) available to common shareholders and diluted EPS	$ 518	$ 0.82	$ 179	$ 0.28	$ 189	$ 0.30	$ 122	$ 0.19	$ 1,008	$ 1.59
ZENS-related mark-to-market (gains) losses:										
Equity securities (net of taxes) (2)(3)	81	0.13	49	0.08	163	0.25	(46)	(0.07)	247	0.39
Indexed debt securities (net of taxes) (2)	(83)	(0.13)	(52)	(0.08)	(166)	(0.26)	45	0.07	(256)	(0.40)
Midstream-related earnings (net of taxes): (2)(4)	(32)	(0.05)	(1)	-	(1)	-	(12)	(0.02)	(46)	(0.07)
Impacts associated with mergers and divestitures (net of taxes) (2) (5)	(189)	(0.30)	19	0.03	21	0.03	69	0.11	(80)	(0.13)
Consolidated on a non-GAAP basis	$ 295	$ 0.47	$ 194	$ 0.31	$ 206	$ 0.32	$ 178	$ 0.28	$ 873	$ 1.38

(1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS
(2) Taxes are computed based on the impact removing such item would have on tax expense
(3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.
(4) Includes earnings and expenses related to ownership and disposal of Energy Transfer units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead
Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes
(5) Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan's purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy's previously divested businesses to an insurance company

19

Reconciliation: Net Cash Provided by Operating Activities and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Rating Agency Adjusted Debt

CenterPoint Energy

Twelve month to date ended and as of period ended, respectively ($ in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Net cash provided by operating activities	$2,943	$3,314	$3,542	$3,877
Add back:				
Accounts receivable and unbilled revenues, net	(91)	(122)	28	(423)
Inventory	296	132	(28)	(167)
Taxes receivable	7	15	67	74
Accounts payable	35	68	121	302
Other current assets and liabilities	173	(39)	(141)	(162)
Adjusted cash from operations	3,363	3,368	3,589	3,501
Plus: Rating agency adjustments(1)	(947)	(946)	(951)	(868)
Non-GAAP funds from operations (FFO)	$2,416	$2,422	$2,649	$2,633
Total Debt, Net				
Short-term Debt:				
Short-term borrowings	500	2	4	4
Current portion of VIE Securitization Bonds long-term debt	156	170	170	178
Indexed debt, net	6	6	5	5
Current portion of other long-term debt	57	756	1,255	872
Long-term Debt:				
VIE Securitization bonds, net	161	408	408	320
Other long-term debt, net	15,622	15,624	16,430	17,239
Total Debt, net	16,502	16,966	18,272	18,618
Plus: Rating agency adjustments(2)	491	508	123	141
Non-GAAP rating agency adjusted debt	$16,993	$17,474	$18,395	$18,759
Net cash provided by operating activities / total debt, net	17.8%	19.5%	19.4%	20.8%
Non-GAAP FFO / Non-**GAAP rating agency adjusted debt ("FFO/Debt")**	14.2%	13.9%	14.3%	14.0%

(1) Based on Moody's methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, non-recurring items, and defined benefit plan.
(2) CNP further reduces FFO for non-recurring Winter Storm Uri related securitization proceeds
(3) Based on Moody's methodology, including adjustments related to Series A preferred stock, pension benefit obligations, and operating lease liabilities. CNP also adjusts for non-recurring Winter Storm Uri debt

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Regulatory Information Information Location Electric ▪ Estimated 2022 year-end rate base by jurisdiction ▪ Authorized ROE and capital structure by jurisdiction ▪ Definition of regulatory mechanisms ▪ Projected regulatory filing schedule Regulatory Information – Electric Natural Gas ▪ Estimated 2022 year-end rate base by jurisdiction ▪ Authorized ROE and capital structure by jurisdiction ▪ Definition of regulatory mechanisms ▪ Projected regulatory filing schedule Regulatory Information – Gas Estimated amortization for pre-tax equity earnings related to Houston Electric’s securitization bonds Regulatory Information – Electric (Pg. 5) Rate changes and Interim mechanisms filed Form 10-K – Rate Change Applications section 21

Use of Non-GAAP Financial Measures In this presentation and the oral statements made in connection herewith, CenterPoint Energy presents, based on income available to common shareholders, diluted earnings per share, and net cash provided by operating activities to total debt, net, the following financial measures which are not generally accepted accounting principles (“GAAP”) financial measures: non-GAAP income, non-GAAP earnings per share (“non-GAAP EPS”), as well as non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”) which are not generally accepted accounting principles (“GAAP”) financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. 2022 and 2023 non-GAAP EPS excluded and 2024 non-GAAP EPS guidance excludes: (a) Earnings or losses from the change in value of ZENS and related securities, (b) (for 2022) Gain and impact, including related expenses, associated with Arkansas and Oklahoma gas LDC sales, (2023 and 2024) associated with the divestiture of Energy Systems Group, LLC, and (2023 and 2024) associated with the Louisiana and Mississippi gas LDC sales, and (c) (for 2022) Income and expense related to ownership and disposal of Energy Transfer common and Series G preferred units, and a corresponding amount of debt related to the units. In providing this guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2024 non-GAAP EPS guidance range also considers assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the 2024 non-GAAP EPS guidance range may not be met or the projected annual non-GAAP EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control. Funds from operations excludes from net cash provided by operating activities accounts receivable and unbilled revenues, net, inventory, taxes receivable, accounts payable, and other current assets and liabilities, and includes certain adjustments consistent with Moody’s methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, and defined benefit plan contributions (less service costs). Non-GAAP rating agency adjusted debt adds to Total Debt, net certain adjustments consistent with Moody’s methodology, including adjustments related to Winter Storm Uri debt, Series A preferred stock, pension benefit obligations, and operating lease liabilities. The appendix to this presentation contains a reconciliation of income (loss) available to common shareholders and diluted earnings (loss) per share to the basis used in providing guidance, as well as a reconciliation of net cash provided by operating activities / total debt, net to FFO/Debt. Management evaluates the Company’s financial performance in part based on non-GAAP income, non-GAAP EPS and long-term FFO/Debt. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables, where applicable. CenterPoint Energy’s non-GAAP income, non-GAAP EPS and non-GAAP FFO/Debt financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders, diluted earnings per share and net cash provided by operating activities to total debt, net which, respectively, are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Net Zero Disclaimer Our Scope 1 emissions estimates are calculated from emissions that directly come from our operations. Our Scope 2 emissions estimates are calculated from emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude emissions related to purchased power between 2024E-2026E. Our Scope 3 emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the emissions of transport customers and emissions related to upstream extraction. While we believe that we have a clear path towards achieving our net zero emissions (Scope 1 and Scope 2) by 2035 goals, our analysis and path forward required us to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees. Should one or more of our underlying assumptions prove incorrect, our actual results and ability to achieve net zero emissions by 2035 could differ materially from our expectations. Certain of the assumptions that could impact our ability to meet our net zero emissions goals include, but are not limited to: emission levels, service territory size and capacity needs remaining in line with Company expectations; regulatory approval of Indiana Electric's generation transition plan; impacts of future environmental regulations or legislation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost of energy generation technologies, such as wind and solar, natural gas and storage solutions; adoption of alternative energy by the public, including adoption of electric vehicles; rate of technology innovation with regards to alternative energy resources; our ability to implement our modernization plans for our pipelines and facilities; the ability to complete and implement generation alternatives to Indiana Electric's coal generation and retirement dates of Indiana Electric's coal facilities by 2035; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, the lack of any project cancellations, construction delays or overruns and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards or methodologies; and enhancement of energy efficiencies. 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